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                                                                     EXHIBIT 5.1

                            MORRISON & FOERSTER LLP
                                ATTORNEYS AT LAW
                               425 MARKET STREET
                      SAN FRANCISCO, CALIFORNIA 94105-2482

                                                               December 22, 1998

The Clorox Company
1221 Broadway
Oakland, CA 94612-1888

    Re:  The Clorox Company:
       20,394,076 Shares of Common Stock

Ladies and Gentlemen:

    At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") filed by you with the Securities and Exchange Commission on December 22, 1998, in connection with the registration under the Securities Act of 1933, as amended, of 20,394,076 shares of your Common Stock, par value of $0.01 per share (the "Common Stock"). The Common Stock is to be issued to the former stockholders of First Brand Corporation, a Delaware corporation ("First Brands"), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 18, 1998, by and between you, Pennant, Inc., a Delaware corporation and your wholly owned subsidiary, and First Brands (the "Merger Agreement").

    In connection with this opinion, we have examined all proceedings taken by you relating to the issuance of up to 20,394,076 shares of the Common Stock.

    It is our opinion that the shares of Common Stock being issued by you in exchange for the shares of common stock of First Brands pursuant to the Merger Agreement, when issued in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid, and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Proxy Statement/Prospectus constituting a part thereof, and any amendments thereto.

                                          Very truly yours,

                                          /s/ MORRISON & FOERSTER LLP